FOR IMMEDIATE RELEASE	INVESTOR CONTACT:

David Jones
Executive Vice President and
Chief Financial Officer
865-293-5299

MEDIA CONTACT:

Tracy Young
Vice President, Communications
800-818-1498

Team Health Holdings, Inc. Completes Redemption of 11.25% Senior Subordinated

Notes Due 2013

KNOXVILLE, Tenn. – December 1, 2010 – Team Health Holdings, Inc. (“TeamHealth”) (NYSE: TMH), one of the largest providers of outsourced healthcare professional staffing and administrative services to hospitals and other healthcare providers in the United States, today announced that its wholly owned subsidiaries, Team Finance, LLC and Health Finance Corporation, Inc., completed the previously announced redemption of their outstanding 11.25% Senior Subordinated Notes Due 2013.

The company redeemed an aggregate principal amount of $45,523,000 of the Notes, at a redemption price of 102.813% plus accrued and unpaid interest. The redemption was fully funded with existing cash from the balance sheet. With the redemption complete, the company’s current debt level as of December 1, 2010 is approximately $404.8 million.

To learn more about TeamHealth, please visit the company’s website at www.teamhealth.com. TeamHealth uses its website as a channel of distribution for material Company information. Financial and other material information regarding TeamHealth is routinely posted on the Company’s website and is readily accessible.

About TeamHealth

TeamHealth (Knoxville, Tenn.) (NYSE: TMH) was founded in 1979 and has become one of the largest suppliers of outsourced healthcare professional staffing and administrative services to hospitals and other healthcare providers in the United States. Through its seven principal service lines located in 14 regional sites, TeamHealth’s approximately 5,500 affiliated healthcare professionals provide emergency medicine, hospital medicine, anesthesia, teleradiology, and pediatric staffing and management services to approximately 540 civilian and military hospitals, clinics, and physician groups in 45 states. For more information about TeamHealth, visit www.teamhealth.com.

Forward Looking Statements

Statements contained herein that are not historical facts and that reflect the current view of Team Health Holdings, Inc. (the “Company”) about future events and financial performance are hereby identified as “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. The Company cautions that such “forward looking statements,” including without limitation, those relating to the Company’s future business prospects, revenue, working capital, professional liability expense, liquidity, capital needs, interest costs and income, wherever they occur in this or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.” Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to current or future government regulation of the healthcare industry, exposure to professional liability lawsuits and governmental agency investigations, the adequacy of insurance coverage and insurance reserves, as well as those factors detailed under the caption “Risk Factors” in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2010 and the Company’s most recent annual report on Form 10-K. The Company’s “forward looking statements” speak only as of the date hereof and the Company disclaims any intent or obligation to update “forward looking statements” herein to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.

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